Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of WEBTOON Entertainment Inc. of our report dated April 12, 2024, except for the effects of the revision discussed in Note 1 to the consolidated financial statements, as to which the date is May 10, 2024, relating to the financial statements of WEBTOON Entertainment Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

May 31, 2024